Exhibit 99.1

COVANTA HOLDING CORPORATION REPORTS 2019 FOURTH QUARTER AND FULL YEAR RESULTS AND PROVIDES 2020 GUIDANCE

MORRISTOWN, NJ, February 20, 2020 - Covanta Holding Corporation (NYSE: CVA) ("Covanta" or the "Company"), a world leader in sustainable waste and energy solutions, reported financial results today for the year ended December 31, 2019.

	Year Ended December 31,
	2019	2018

	(Unaudited, $ in millions, except per share amounts)
Revenue	$1,870	$1,868
Net income	$10	$152
Adjusted EBITDA	$428	$457
Net cash provided by operating activities	$226	$238
Free Cash Flow	$140	$100
Reconciliations of non-GAAP measures can be found in the exhibits to this press release.

Key Highlights:

•	Processed 21.4 million tons of waste at EfW facilities, a new annual record for Covanta

•	2019 EfW tip fee prices grew 5% same store, including 11% profiled waste revenue growth

•	Reached construction stage on 3 development projects in the UK

•	Issued 5th Comprehensive Sustainability Report highlighting continued progress towards our Environmental, Social and Governance goals

“2019 finished on a positive note, as we saw continued strength in waste pricing and improved processing volume on a year-over-year basis. Our focus on a strong operating culture helped our fleet break multiple processing records,” said Stephen J. Jones, Covanta's President and CEO. "At the same time, our development efforts continue to advance as we progressed our third UK project to financial close. Looking ahead to 2020, we continue to invest in our fleet to drive growth, both domestically and overseas as we help the world meet its growing need for sustainable waste solutions."

More detail on our fourth quarter results can be found in the exhibits to this release and in our fourth quarter 2019 earnings presentation found in the Investor Relations section of the Covanta website at www.covanta.com.

2020 Guidance
The Company established 2020 guidance for the following key metrics:

(In millions)

Metric	2019 Actual	2020 Guidance Range
Adjusted EBITDA	$428	$415 - $445
Free Cash Flow	$140	$100 - $140
Reconciliations of non-GAAP measures can be found in the exhibits to this press release.
Guidance as of February 20, 2020.

Conference Call Information
Covanta will host a conference call at 8:30 AM (Eastern) on Friday, February 21, 2020 to discuss its fourth quarter results.

The conference call will begin with prepared remarks, which will be followed by a question and answer session. To participate on the live call, please dial 1-888-317-6003 (US) or 1-412-317-6061 (international) approximately 15 minutes prior to the scheduled start of the call and enter the passcode 0233059. The conference call will also be webcast live from the Investor Relations section of the Company’s website. A presentation will be made available during the call and will be found in the Investor Relations section of the Covanta website at www.covanta.com.

An archived webcast will be available two hours after the end of the conference call and can be accessed through the Investor Relations section of the Covanta website at www.covanta.com.

About Covanta
Covanta is a world leader in providing sustainable waste and energy solutions. Annually, Covanta’s modern Energy-from-Waste ("EfW") facilities safely convert approximately 21 million tons of waste from municipalities and businesses into clean, renewable electricity to power one million homes and recycle 500,000 tons of metal. Through a vast network of treatment and recycling facilities, Covanta also provides comprehensive industrial material management services to companies seeking solutions to some of today’s most complex environmental challenges. For more information, visit www.covanta.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. For additional information see the Cautionary Note Regarding Forward-Looking Statements at the end of the Exhibits.

Investor Contact
Dan Mannes
1-862-345-5456
IR@covanta.com

Media Contact
James Regan
1-862-345-5216

Covanta Holding Corporation	Exhibit 1
Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

	(Unaudited) (In millions, except per share amounts)
OPERATING REVENUE:
Waste and service revenue	$354	$350	$1,393	$1,327
Energy revenue	82	86	329	343
Recycled metals revenue	25	23	86	95
Other operating revenue	24	41	62	103
Total operating revenue	485	500	1,870	1,868
OPERATING EXPENSE:
Plant operating expense	333	334	1,371	1,321
Other operating expense, net	21	21	64	65
General and administrative expense	32	30	122	115
Depreciation and amortization expense	56	56	221	218
Impairment charges (a)	(1)	—	2	86
Total operating expense	441	441	1,780	1,805
Operating income	44	59	90	63
OTHER (EXPENSE) INCOME:
Interest expense	(35)	(34)	(143)	(145)
Net gain on sale of business and investments (a)	—	—	49	217
Loss on extinguishment of debt (a)	—	(12)	—	(15)
Other income (expense), net	—	(2)	1	(3)
Total other (expense) income	(35)	(48)	(93)	54
Income (loss) before income tax benefit and equity in net income from unconsolidated investments	9	11	(3)	117
Income tax benefit (expense)	1	(5)	7	29
Equity in net income from unconsolidated investments	2	3	6	6
Net income	$12	$9	$10	$152

Weighted Average Common Shares Outstanding:
Basic	131	130	131	130
Diluted	134	133	133	132

Earnings Per Share:
Basic	$0.09	$0.07	$0.07	$1.17
Diluted	$0.09	$0.07	$0.07	$1.15

Cash Dividend Declared Per Share	$0.25	$0.25	$1.00	$1.00
(a) For additional information, see Exhibit 4 of this Press Release.

Covanta Holding Corporation	Exhibit 2
Consolidated Balance Sheets

	As of December 31,
	2019	2018

	(Unaudited)
ASSETS	(In millions, except per share amounts)
Current:
Cash and cash equivalents	$37	$58
Restricted funds held in trust	18	39
Receivables (less allowances of $9 and $8, respectively)	240	338
Prepaid expenses and other current assets	105	64
Total Current Assets	400	499
Property, plant and equipment, net	2,451	2,514
Restricted funds held in trust	8	8
Intangible assets, net	258	279
Goodwill	321	321
Other assets	277	222
Total Assets	$3,715	$3,843
LIABILITIES AND EQUITY
Current:
Current portion of long-term debt	$17	$15
Current portion of project debt	8	19
Accounts payable	36	76
Accrued expenses and other current liabilities	292	333
Total Current Liabilities	353	443
Long-term debt	2,366	2,327
Project debt	125	133
Deferred income taxes	372	378
Other liabilities	123	75
Total Liabilities	3,339	3,356
Equity:
Preferred stock ($0.10 par value; authorized 10 shares; none issued and outstanding)	—	—
Common stock ($0.10 par value; authorized 250 shares; issued 136 shares, outstanding 131 shares)	14	14
Additional paid-in capital	857	841
Accumulated other comprehensive loss	(35)	(33)
Accumulated deficit	(460)	(334)
Treasury stock, at par	—	(1)
Total Equity	376	487
Total Liabilities and Equity	$3,715	$3,843

Covanta Holding Corporation	Exhibit 3
Consolidated Statements of Cash Flow

	Twelve Months Ended December 31,
	2019	2018

	(Unaudited, in millions)
OPERATING ACTIVITIES:
Net income	$10	$152
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	221	218
Amortization of deferred debt financing costs	5	5
Net gain on sale of business and investments (a)	(49)	(217)
Impairment charges (a)	2	86
Loss on extinguishment of debt (a)	—	15
Provision for doubtful accounts	2	2
Stock-based compensation expense	25	24
Equity in net income from unconsolidated investments	(6)	(6)
Deferred income taxes	(9)	(31)
Dividends from unconsolidated investments	9	13
Other, net	3	(10)
Change in working capital, net of effects of acquisitions and dispositions	12	(12)
Changes in noncurrent assets and liabilities, net	1	(1)
Net cash provided by operating activities	226	238
INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(158)	(206)
Acquisition of businesses, net of cash acquired	2	(50)
Proceeds from the sale of assets, net of restricted cash	27	128
Property insurance proceeds	—	18
Payment of indemnification claim related to sale of asset	—	(7)
Investment in equity affiliate	(14)	(16)
Other, net	(2)	(6)
Net cash used in investing activities	(145)	(139)
FINANCING ACTIVITIES:
Proceeds from borrowings on long-term debt	80	1,165
Proceeds from borrowings on revolving credit facility	536	740
Proceeds from insurance premium financing	29	25
Payments on long-term debt	(16)	(944)
Payments on revolving credit facility	(565)	(973)
Payments on project debt	(18)	(23)
Payment of deferred financing costs	(1)	(16)
Cash dividends paid to stockholders	(133)	(134)
Payment of insurance premium financing	(26)	(24)
Other, net	(8)	(5)
Net cash used in financing activities	(122)	(189)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1)	1
Net decrease in cash, cash equivalents and restricted cash	(42)	(89)
Cash, cash equivalents and restricted cash at beginning of period	105	194
Cash, cash equivalents and restricted cash at end of period	$63	$105

(a) For additional information, see Exhibit 4 of this Press Release.

Covanta Holding Corporation	Exhibit 4
Consolidated Reconciliation of Net Income and Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

	(Unaudited, in millions)
Net income	$12	$9	$10	$152
Depreciation and amortization expense	56	56	221	218
Interest expense	35	34	143	145
Income tax (benefit) expense	(1)	5	(7)	(29)
Impairment charges (a)	(1)	—	2	86
Net gain on sale of businesses and investments (b)	—	—	(49)	(217)
Loss on extinguishment of debt (c)	—	12	—	15
Property insurance recoveries, net	—	(11)	—	(18)
Loss (gain) on asset sales	1	(1)	4	1
Capital type expenditures at client owned facilities (e)	6	9	34	37
Accretion expense	—	—	2	2
Business development and transaction costs	—	(1)	2	3
Severance and reorganization costs (d)	2	—	13	5
Stock-based compensation expense	5	6	25	24
Adjustments to reflect Adjusted EBITDA from unconsolidated investments	7	7	25	23
Other (f)	3	7	3	10
Adjusted EBITDA	$125	$132	$428	$457
Capital type expenditures at client owned facilities (e)	(6)	(9)	(34)	(37)
Cash paid for interest	(29)	(21)	(152)	(136)
Cash paid for taxes, net	—	—	(5)	(2)
Equity in net income from unconsolidated investments	(2)	(3)	(6)	(6)
Adjustments to reflect Adjusted EBITDA from unconsolidated investments	(7)	(7)	(25)	(23)
Dividends from unconsolidated investments	4	12	9	13
Adjustment for working capital and other	29	(13)	11	(28)
Net cash provided by operating activities	$114	$91	$226	$238

(a)
During the year ended December 31, 2018, we identified indicators of impairment associated with certain of our EfW facilities and recorded a non-cash impairment charge of $86 million, to reduce the carrying value of the facilities to their estimated fair value.

(b)
During the year ended December 31, 2019, we recorded a $56 million gain related to the Rookery South Energy Recovery Facility development project and a $11 million loss related to the divestiture of our Springfield and Pittsfield EfW facilities.

During the year ended December 31, 2018, we recorded a $7 million gain on the sale of our equity interests in Koma Kulshan, a $204 million gain on the sale of 50% of our Dublin project to our joint venture with the Green Investment Group Limited and a $6 million gain on the sale of our remaining interests in China.

(c)
During the year ended December 31, 2018, we recorded a $3 million loss related to the refinancing of our tax-exempt bonds and a $12 million loss related to the redemption of our 6.375% Senior Notes due 2022.

(d)
During the year ended December 31, 2019, we recorded $13 million of costs related to our ongoing asset rationalization and portfolio optimization efforts, early retirement program, and certain organizational restructuring activities.

(e)	Adjustment for capital equipment related expenditures at our service fee operated facilities which are are capitalized at facilities that we own.

(f)	Includes certain other items that are added back under the definition of Adjusted EBITDA in Covanta Energy, LLC's credit agreement.

Covanta Holding Corporation	Exhibit 5
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,		Full Year Estimated 2020
	2019	2018	2019	2018

	(Unaudited, in millions)
Net cash provided by operating activities	$114	$91	$226	$238	$260 - $290
Add: Changes in restricted funds - operating (a)	2	(3)	20	4	-
Less: Maintenance capital expenditures (b)	(25)	(47)	(106)	(142)	(150 - 160)
Free Cash Flow	$91	$41	$140	$100	$100 - $140

(a) Adjustment for the impact of the adoption of ASU 2016-18 effective January 1, 2018. As a result of adoption, the statement of cash flows explains the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, changes in restricted funds are eliminated in arriving at net cash, cash equivalents and restricted funds provided by operating activities.

(b) Purchases of property, plant and equipment are also referred to as capital expenditures. Capital expenditures that primarily maintain existing facilities are classified as maintenance capital expenditures. The following table provides the components of total purchases of property, plant and equipment:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Maintenance capital expenditures	$(25)	$(47)	$(106)	$(142)
Net maintenance capital expenditures paid but incurred in prior periods	(2)	9	(9)	(1)
Capital expenditures associated with construction of Dublin EfW facility	—	—	—	(22)
Capital expenditures associated with the New York City MTS contract	—	(4)	(19)	(13)
Capital expenditures associated with organic growth initiatives	(8)	(6)	(22)	(24)
Total capital expenditures associated with growth investments (c)	(8)	(10)	(41)	(59)
Capital expenditures associated with property insurance events	(2)	—	(2)	(4)
Total purchases of property, plant and equipment	$(37)	$(48)	$(158)	$(206)

(c) Total growth investments represents investments in growth opportunities, including organic growth initiatives, technology, business development, and other similar expenditures.
Capital expenditures associated with growth investments	$(8)	$(10)	$(41)	$(59)
UK business development projects	(2)	(1)	(3)	(5)
Investment in equity affiliate	(5)	(16)	(14)	(16)
Asset and business acquisitions, net of cash acquired	—	—	2	(50)
Total growth investments	$(15)	$(27)	$(56)	$(130)

Covanta Holding Corporation		Exhibit 6
Supplemental Information
(Unaudited, $ in millions)
	Twelve Months Ended December 31,
	2019	2018
REVENUE:
Waste and service revenue:
EfW tip fees	$638	$624
EfW service fees	466	424
Environmental services (a)	140	141
Municipal services (b)	231	207
Other (c)	34	38
Intercompany (d)	(116)	(107)
Total waste and service	1,393	1,327
Energy revenue:
Energy sales	273	291
Capacity	44	52
Other (e)	12	—
Total energy	329	343
Recycled metals revenue:
Ferrous	46	58
Non-ferrous	40	37
Total recycled metals	86	95
Other revenue (f)	62	103
Total revenue	$1,870	$1,868

OPERATING EXPENSE:
Plant operating expense:
Plant maintenance	$308	$299
Other plant operating expense	1,063	1,023
Total plant operating expense	1,371	1,321
Other operating expense	64	65
General and administrative	122	115
Depreciation and amortization	221	218
Impairment charges	2	86
Total operating expense	$1,780	$1,805

Operating income	$90	$63

Plus: impairment charges	2	86
Operating income excluding impairment charges	$92	$149

(a) Includes the operation of material processing facilities and related services provided by our Covanta Environmental Solutions business.
(b) Consists of transfer stations and the transportation component of our NYC Marine Transfer Station contract.
(c) Includes waste brokerage, debt service and other revenue not directly related to EfW waste processing activities.
(d) Consists of elimination of intercompany transactions primarily relating to transfer stations.
(e) Primarily components of wholesale load serving revenue not included in Energy sales line, such as transmission and ancillaries.
(f) Consists primarily of construction revenue.
Note: Certain amounts may not total due to rounding.

Covanta Holding Corporation						Exhibit 7
Revenue and Operating Income Changes - FY 2018 to FY 2019
(Unaudited, $ in millions)
				Contract Transitions(b)
	FY 2018	Organic Growth (a)%		Waste	Transactions (c)	Total Changes	FY 2019
REVENUE:
Waste and service:
EfW tip fees	$624	$28	4.6%	$13	$(28)	$14	$638
EfW service fees	424	13	3.0%	(17)	46	42	466
Environmental services	141	—	(0.3)%	—	—	(1)	140
Municipal services	207	8	3.6%	—	17	24	231
Other revenue	38	—	1.1%	(4)	(1)	(5)	34
Intercompany	(107)	(5)		—	(4)	(9)	(116)
Total waste and service	1,327	44	3.3%	(7)	29	66	1,393
Energy revenue:
Energy sales	291	(17)	(5.7)%	7	(8)	(18)	273
Capacity	52	(7)	(13.3)%	—	(1)	(8)	44
Other	—	13	—%	—	—	12	12
Total energy	343	(11)	(3.2)%	7	(9)	(14)	329
Recycled metals:
Ferrous	58	(13)	(22.7)%	—	1	(12)	46
Non-ferrous	37	2	4.6%	—	1	3	40
Total recycled metals	95	(11)	(12.0)%	—	2	(9)	86
Other revenue	103	(40)	(38.6)%	—	—	(41)	62
Total revenue	$1,868	$(18)	(0.9)%	$(1)	$21	$2	$1,870

OPERATING EXPENSE:
Plant operating expense:
Plant maintenance	$299	$7	2.5%	$—	$2	$9	$308
Other plant operating expense	1,023	22	2.2%	4	14	40	1,063
Total plant operating expense	1,321	30	2.3%	3	16	50	1,371
Other operating expense	65	—		—	—	(1)	64
General and administrative	115	7		—	—	6	122
Depreciation and amortization	218	(1)		(1)	5	3	221
Total operating expense(d)	$1,719	$36		$3	$21	$59	$1,778
Operating income (loss) (d)	$149	$(54)		$(3)	$1	$(57)	$92

(a) Reflects the performance at each facility on a comparable period-over-period basis, excluding the impacts of transitions and transactions.
(b) Includes the impact of the expiration of: (1) long-term major waste and service contracts, most typically representing the transition to a new contract structure, and (2) long-term energy contracts.

(c) Includes the impacts of acquisitions, divestitures and the addition or loss of operating contracts.
(d) Excludes impairment charges
Note: Certain amounts may not total due to rounding

EfW Operating Metrics (Unaudited)									Exhibit 8

	Three Months Ended				Year Ended	Three Months Ended				Year Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,
	2019	2019	2019	2019	2019	2018	2018	2018	2018	2018
EfW Waste
Tons: (in millions)
Tip fee - contracted	2.04	2.29	2.28	2.18	8.78	2.08	2.32	2.25	2.27	8.92
Tip fee - uncontracted	0.54	0.43	0.48	0.57	2.01	0.65	0.44	0.46	0.53	2.08
Service fee	2.62	2.70	2.74	2.64	10.70	2.11	2.31	2.37	2.75	9.54
Total tons	5.20	5.41	5.49	5.39	21.49	4.84	5.07	5.08	5.55	20.54

EfW tip fee per ton:
Contracted	$52.64	$54.16	$53.93	$53.93	$53.69	$53.33	$51.52	$52.36	$51.72	$52.20
Uncontracted	$76.57	$89.06	$85.22	$81.31	$82.61	$65.38	$84.05	$80.27	$78.58	$75.97
Average revenue per ton	$57.66	$59.66	$59.36	$59.58	$59.08	$56.20	$56.68	$57.13	$56.78	$56.70

EfW Energy
Energy sales: (MWh in millions)
Contracted	0.47	0.47	0.55	0.57	2.06	0.52	0.52	0.53	0.55	2.12
Hedged	0.80	0.73	0.76	0.73	3.02	0.75	0.81	0.77	0.76	3.09
Market	0.29	0.37	0.38	0.27	1.31	0.33	0.30	0.33	0.36	1.32
Total energy sales	1.56	1.57	1.69	1.56	6.38	1.60	1.62	1.62	1.67	6.52

Market sales by geography:
PJM East	0.1	0.2	0.2	0.1	0.6	0.2	0.1	0.1	0.2	0.6
NEPOOL	0.1	0.1	0.1	0.1	0.3	—	0.1	0.1	0.1	0.2
NYISO	—	—	—	—	0.1	—	—	—	—	0.1
Other	0.1	0.1	0.1	0.1	0.3	0.1	0.1	0.1	0.1	0.3
Revenue per MWh: (excludes capacity)
Contracted	$67.33	$66.00	$62.77	$67.33	$65.80	$67.86	$64.81	$65.41	$68.21	$66.59
Hedged	$49.67	$26.42	$28.69	$31.10	$34.29	$50.07	$25.99	$28.24	$27.89	$32.88
Market	$32.44	$21.69	$25.36	$27.22	$26.31	$44.08	$30.86	$33.66	$38.98	$37.12
Average revenue per MWh	$51.74	$37.19	$39.08	$43.52	$42.81	$54.56	$39.28	$41.48	$43.58	$44.68

Metals
Tons recovered, net: (in thousands)
Ferrous	96.3	110.8	111.9	104.7	423.7	101.9	106.6	111.4	104.2	424.0
Non-ferrous	12.6	12.5	12.8	13.0	50.8	11.1	11.7	12.9	13.6	49.3
Tons sold, net: (in thousands)
Ferrous	84.0	94.9	96.4	94.9	370.3	76.6	81.4	89.8	85.1	332.8
Non-ferrous	8.3	6.7	8.2	10.4	33.7	7.5	7.0	6.8	9.2	30.6
Revenue per ton: ($ in millions)
Ferrous	$137	$132	$118	$108	$123	$193	$182	$159	$162	$173
Non-ferrous	$1,123	$1,255	$984	$1,346	$1,184	$1,192	$1,432	$1,360	$971	$1,218

EfW plant operating expenses: ($ in millions)
Plant operating expenses - gross	$294	$278	$256	$269	$1,097	$282	$264	$240	$271	$1,057
Less: Client pass-through costs	(13)	(12)	(12)	(20)	(57)	(14)	(12)	(12)	(19)	(57)
Less: REC sales - contra-expense	(3)	(2)	(4)	(3)	(12)	(3)	(3)	(4)	(4)	(12)
Plant operating expenses - reported	$278	$264	$240	$247	$1,028	$266	$250	$224	$248	$988

Note: Waste volume includes solid tons only. Metals and energy volume are presented net of client revenue sharing. Steam sales are converted to MWh equivalent at an assumed average rate of 11 klbs of steam / MWh. Uncontracted energy sales include sales under PPAs that are based on market prices.

Note: Certain amounts may not total due to rounding

Discussion of Non-GAAP Financial Measures
We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our assessment of results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA and Free Cash Flow, which are non-GAAP financial measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow as described below, and used in the tables above, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.
The presentations of Adjusted EBITDA and Free Cash Flow are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.

Adjusted EBITDA
We use Adjusted EBITDA to provide additional ways of viewing aspects of operations that, when viewed with the GAAP results provide a more complete understanding of our core business. As we define it, Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income including the effects of impairment losses, gains or losses on sales, dispositions or retirements of assets, adjustments to reflect the Adjusted EBITDA from our unconsolidated investments, adjustments to exclude significant unusual or non-recurring items that are not directly related to our operating performance plus adjustments to capital type expenses for our service fee facilities in line with our credit agreements. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends. As larger parts of our business are conducted through unconsolidated investments, we adjust EBITDA for our proportionate share of the entity's depreciation and amortization, interest expense, tax expense and other adjustments to exclude significant unusual or non-recurring items that are not directly related to the entity's operating performance. in order to improve comparability to the Adjusted EBITDA of our wholly owned entities. We do not have control, nor have any legal claim to the portion of our unconsolidated investees' revenues and expenses allocable to our joint venture partners. As we do not control, but do exercise significant influence, we account for these unconsolidated investments in accordance with the equity method of accounting. Net income (losses) from these investments are reflected within our consolidated statements of operations in Equity in net income from unconsolidated investments. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the year ended December 31, 2019 and 2018, reconciled for each such period to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP.
Our projections of the proportional contribution of our interests in joint ventures to our Adjusted EBITDA and Free Cash Flow are not based on GAAP net income/loss or cash flow provided by operating activities, respectively, and are anticipated to be adjusted to exclude the effects of events or circumstances in 2020 that are not representative or indicative of our results of operations and that are not currently determinable. Due to the uncertainty of the likelihood, amount and timing of any such adjusting items, we do not have information available to provide a quantitative reconciliation of projected net income/loss to an Adjusted EBITDA projection.
Free Cash Flow
Free Cash Flow is defined as cash flow provided by operating activities, plus changes in operating restricted funds, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities.
We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the year ended December 31, 2019 and 2018, reconciled for each such period to cash flow provided by operating activities, which we believe to be the most directly comparable measure under GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission

(“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important factors, risks, and uncertainties that could cause actual results of Covanta and our joint ventures to differ materially from those forward-looking statements include, but are not limited to:

•
seasonal or long-term fluctuations in the prices of energy, waste disposal, scrap metal and commodities, and Covanta's ability to renew or replace expiring contracts at comparable prices and with other acceptable terms;

•	adoption of new laws and regulations in the United States and abroad, including energy laws, tax laws, environmental laws, labor laws and healthcare laws;

•	advances in technology;

•
difficulties in the operation of our facilities, including fuel supply and energy delivery interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, and weather interference and catastrophic events;

•	failure to maintain historical performance levels at Covanta's facilities and Covanta's ability to retain the rights to operate facilities Covanta does not own;

•	Covanta's and the joint ventures ability to avoid adverse publicity or reputational damage relating to its business;

•	difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays;

•	Covanta's ability to realize the benefits of long-term business development and bear the costs of business development over time;

•	Covanta's ability to utilize net operating loss carryforwards;

•	limits of insurance coverage;

•	Covanta's ability to avoid defaults under its long-term contracts;

•	performance of third parties under its contracts and such third parties' observance of laws and regulations;

•	concentration of suppliers and customers;

•	geographic concentration of facilities;

•	increased competitiveness in the energy and waste industries;

•	changes in foreign currency exchange rates;

•	limitations imposed by Covanta's existing indebtedness and its ability to perform its financial obligations and guarantees and to refinance its existing indebtedness;

•	exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions;

•	the scalability of its business;

•	restrictions in its certificate of incorporation and debt documents regarding strategic alternatives;

•	failures of disclosure controls and procedures and internal controls over financial reporting;

•	Covanta's and the joint ventures ability to attract and retain talented people;

•	general economic conditions in the United States and abroad, including the availability of credit and debt financing; and

•	other risks and uncertainties affecting Covanta's businesses described periodic securities filings by Covanta with the SEC.
Although Covanta believes that its plans, cost estimates, returns on investments, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta's and the joint ventures future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.